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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       --------------------------------

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 6, 2000

                         Commission File Number 0-14786

                                 AUTOINFO, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 13-2867481
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification No.)

                                   PO Box 4383
                             Stamford, CT 06907-0383
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (203) 595-0005


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Item 2: Acquisition or Disposition of Assets

On December 6, 2000, AutoInfo, Inc. (the "Registrant") acquired all of the issued and outstanding shares of common stock of Sunteck Transport Co., Inc. ("Sunteck") in exchange for 10 million shares of AutoInfo Common Stock, pursuant to an Agreement and Plan of Reorganization dated June 22, 2000 between, inter alia, the Registrant and Sunteck.. As a result, AutoInfo's Chapter 11 Reorganization Plan, conditionally confirmed by the Bankruptcy Court on August 1, 2000 subject to the consummation of the Sunteck transaction, became effective without further action by the Court.

Sunteck, which was formed in 1997, is a non-asset based supply chain logistics company. Its services include ground transportation coast-to-coast, warehouse services, air freight, rail and ocean freight. Sunteck has developed strategic alliances with major truckload, LTL (less than truckload), air, rail and ocean carriers to react to customers' needs quickly and effectively.

In conjunction with the consummation of the Sunteck transaction, the Registrant secured new financing totaling $575,000 in the form of ten-year 12% Convertible Debentures (the "Debentures"). The $575,000 financing was provided by certain officers and directors of the Registrant and other parties and will be used for working capital to support the Registrant's planned business expansion. The Debentures are convertible into the Common Stock of the Registrant at the option of the debenture holder at a conversion price of $0.25 per share and are redeemable, at the option of the holder, after three years.

Simultaneous with the closing of the Sunteck transaction, Harry Wachtel, President of Sunteck, became President and Chief Executive Officer of the Registrant and William Wunderlich became Executive Vice President and Chief Financial Officer. In addition, the Board of Directors was reconstituted and is currently comprised of Harry M. Wachtel (Chairman), Mark Weiss, Thomas Robertson and Peter Einselen.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

Financial Statement of Business Acquired

The Registrant is in the process of completing the financial statements and pro forma financial data required by the provisions of Item 7 of Form 8-K. Such required financial statements and pro forma financial information will be filed on From 8-K/A not later than sixty (60) days after the date that this report on Form 8-K was due.

Exhibits:

A Form of Agreement and Plan of Reorganization among AutoInfo, Inc. on the one hand, and Sunteck Transport Co., Inc., et. al., on the other hand, dated June 22, 2000.

B     From of Debenture dated December 6, 2000.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly filed this report to be signed and dated on its behalf by the undersigned hereunto duly authorized.


                                  AutoInfo, Inc.


Date: December 20, 2000       By: /s/ WILLIAM I. WUNDERLICH
                                  ----------------------------------------------
                                  William I. Wunderlich, Chief Financial Officer


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